EXHIBIT 99.1
FANNIE MAE
MONTHLY SUMMARY
APRIL 2006
HIGHLIGHTS FOR APRIL INCLUDE:
•	The gross mortgage portfolio grew at a 15.7 percent compound annualized rate in April. This growth reflects the Capital Markets group’s opportunistic approach to mortgage investment, and does not signal any significant change in the spread environment.

•	As previously announced, on May 23, 2006, Fannie Mae entered into an agreement with its regulator, OFHEO, not to increase its “mortgage portfolio” assets above the amount shown in its December 31, 2005 minimum capital report, except as provided in a plan submitted to OFHEO within 60 days and subject to OFHEO’s approval. Fannie Mae believes it is in compliance with the terms of its agreement with OFHEO.

The “gross mortgage portfolio” balances set forth in this monthly summary report represent unpaid principal balances, which represent statistical measures rather than amounts computed in accordance with GAAP. “Mortgage portfolio” assets that will be reported to OFHEO under the agreement reflect GAAP adjustments, including mark-to-market adjustments for available-for-sale securities, allowance for loan losses and unamortized premiums and discounts. These adjustments are not reflected in the “gross mortgage portfolio” amounts shown in this report.

•	Total business volume increased to $52.1 billion, compared with $47.3 billion the previous month, driven by a rise in portfolio purchases to $23.0 billion.

•	Fannie Mae’s book of business grew at a compound annualized rate of 7.3 percent in April compared with 7.5 percent in March.

•	Net retained commitments rose to $17.4 billion in April from $16.6 billion the previous month.

•	Lender-originated MBS issues rose to $37.0 billion from $34.2 billion the previous month.

•	The conventional single-family delinquency rate (90 days or more delinquent) fell seven basis points in March to 0.67 percent. The multifamily delinquency rate (60 days or more delinquent) fell one basis point to 0.26 percent.

•	The duration gap on Fannie Mae’s portfolio averaged one month in April.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/*		Outstanding MBS 3/		Book of Business*
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
May 2005	$828,409	(28.9%)	$1,464,884	17.5%	$2,293,294	(2.2%)
June 2005	808,579	(25.2%)	1,485,149	17.9%	2,293,728	0.2%
July 2005	789,141	(25.3%)	1,498,717	11.5%	2,287,858	(3.0%)
August 2005	768,636	(27.1%)	1,520,943	19.3%	2,289,579	0.9%
September 2005	728,187	(47.7%)	1,573,810	50.7%	2,301,997	6.7%
October 2005	717,618	(16.1%)	1,587,014	10.6%	2,304,632	1.4%
November 2005	715,896	(2.8%)	1,594,277	5.6%	2,310,172	2.9%
December 2005	727,545	21.4%	1,598,079	2.9%	2,325,624	8.3%
Full year 2005	$727,545	(19.6%)	$1,598,079	13.9%	$2,325,624	0.8%

January 2006	$725,661	(3.1%)	$1,613,005	11.8%	$2,338,666	6.9%
February 2006	721,189	(7.1%)	1,630,900	14.2%	2,352,089	7.1%
March 2006	721,544	0.6%	1,644,793	10.7%	2,366,337	7.5%
April 2006	730,367	15.7%	1,649,919	3.8%	2,380,286	7.3%
YTD 2006	$730,367	1.2%	$1,649,919	10.1%	$2,380,286	7.2%
* These amounts have been revised from amounts reported in previous monthly summary reports to reflect data reclassifications and/or other adjustments.

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
		Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
May 2005	$34,343	$219	$34,124	$11,198	$45,322
June 2005	40,039	210	39,829	8,964	48,793
July 2005	43,344	207	43,138	9,365	52,502
August 2005	46,540	176	46,363	11,564	57,927
September 2005	61,013	410	60,603	10,021	70,625
October 2005	41,563	446	41,117	10,136	51,253
November 2005	37,818	1,823	35,995	16,021	52,016
December 2005	39,553	10,393	29,160	28,760	57,920
Full year 2005	$481,260	$15,628	$465,632	$146,640	$612,272

January 2006	$41,524	$2,606	$38,918	$12,199	$51,117
February 2006	34,416	821	33,595	11,417	45,012
March 2006	34,236	1,073	33,162	14,165	47,327
April 2006	36,968	7,926	29,042	23,042	52,084
YTD 2006	$147,144	$12,427	$134,717	$60,823	$195,540

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

				Mortgage
	Net Retained			Portfolio
	Commitments 7/	Purchases	Purchase Yield 8/	Sales
May 2005	$(8,768)	$11,198	4.99%	$17,812
June 2005	(3,185)	8,964	5.33%	10,350
July 2005	3,858	9,365	5.43%	9,288
August 2005	(21,943)	11,564	5.27%	12,507
September 2005	(403)	10,021	5.44%	31,071
October 2005	8,314	10,136	5.50%	4,437
November 2005	20,084	16,021	5.17%	2,571
December 2005	19,595	28,760	5.43%	2,876
Full year 2005	$35,469	$146,640	5.16%	$113,295

January 2006	$9,187	$12,199	5.47%	$1,774
February 2006	9,704	11,417	5.68%	5,142
March 2006	16,584	14,165	5.76%	2,547
April 2006	17,378	23,042	5.47%	2,436
YTD 2006	$52,854	$60,823	5.58%	$11,898

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments for available for sale securities, allowance for loan losses and unamortized premiums and discounts. Includes $331 billion of Fannie Mae MBS as of April 30, 2006.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $1,997 million in April 2006.
6/	Included in total portfolio purchases.
7/	Represents commitments to purchase, net of commitments to sell, entered into during the month, including any modifications to original amounts.
8/	Calculated as commitment yield for single-family loans, pass-thru rate for multifamily loans and coupon divided by price for securities. Yields are presented on a taxable-equivalent basis.

Numbers may not sum due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES
	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/			Multifamily
	Liquidations		Liquidations		Non-Credit	Credit
	Amount	Annual Rate*	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
May 2005	$17,301	24.71%	$27,844	22.96%	0.30%	1.68%	0.57%	0.10%
June 2005	18,502	27.13%	29,243	23.79%	0.30%	1.69%	0.57%	0.10%
July 2005	19,575	29.41%	34,429	27.69%	0.32%	1.74%	0.59%	0.08%
August 2005	19,624	30.23%	34,976	27.80%	0.32%	1.76%	0.59%	0.08%
September 2005	19,468	31.22%	37,036	28.72%	0.33%	1.78%	0.61%	0.09%
October 2005	16,407	27.23%	32,350	24.56%	0.35%	1.86%	0.64%	0.24%
November 2005	15,247	25.53%	31,156	23.50%	0.46%	2.11%	0.77%	0.27%
December 2005	14,318	23.81%	28,167	21.18%	0.47%	2.14%	0.79%	0.27%
Full year 2005	$211,416	26.24%	$368,067	24.59%

January 2006	$12,405	20.49%	$25,765	19.26%	0.45%	2.12%	0.77%	0.27%
February 2006	10,843	17.99%	20,830	15.41%	0.43%	2.05%	0.74%	0.27%
March 2006	11,366	18.91%	21,433	15.70%	0.39%	1.85%	0.67%	0.26%
April 2006	11,895	19.66%	26,149	19.05%
YTD 2006	$46,509	19.24%	$94,178	17.36%
*These rates have been revised from rates reported in previous monthly summary reports to reflect revisions in gross mortgage portfolio balances.

AVERAGE INVESTMENT BALANCES

Fannie Mae has determined at this time not to provide average investment balances, which are derived from numbers that are subject to restatement.

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
May 2005	-1
June 2005	0
July 2005	1
August 2005	0
September 2005	1
October 2005	1
November 2005	0
December 2005	0
January 2006	0
February 2006	0
March 2006	0
April 2006	1

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month. Since October 2005, we have included non-mortgage assets and liabilities in the duration gap calculation. Our portfolio duration gap calculation excludes any interest rate sensitivity of the guaranty business.

Numbers may not sum due to rounding.

We expect that some of the information in this monthly summary report will change when the financial statements and related audits for the relevant periods are completed. Management believes that the information may be useful to investors for comparing current business activities with those of prior periods and for reviewing trends in our business, notwithstanding that information may change, perhaps materially, from what is reported herein. Issues under review that will cause some of this information to change include those related to securities accounting, loan accounting, consolidation and amortization. Information regarding the restatement of our financial statements may be found in Forms 8-K Fannie Mae filed with the Securities and Exchange Commission, including Forms 8-K filed on March 13, 2006 and May 9, 2006.
For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.